UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities and Exchange Act of 1934

Date of Report: February 26, 2008

(Date of earliest event reported)

eGAIN COMMUNICATIONS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-30260	77-0466366
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. employer identification number)

345 E. Middlefield Road, Mountain View, California 94043

(Address of principal executive offices, including zip code)

(650) 230-7500

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On February 21, 2008, the Compensation Committee of the Board of Directors of eGain Communications Corporation (the “Company”) approved salary increases and bonuses for certain of its executive officers in accordance with the Company’s executive compensation strategy.

The Board approved a base salary increase for Eric Smit, the Company’s Chief Financial Officer, from $160,000 to $180,000. Mr. Smit’s target variable annual compensation was increased from $40,000 to $50,000. In addition, the Compensation Committee approved a bonus for Mr. Smit in the amount of $20,000 in connection with Mr. Smit’s performance during fiscal 2007.

The Board approved a base salary increase for Promod Narang, the Company’s Senior Vice President of Products, from $160,000 to $180,000. Mr. Narang’s target variable annual compensation was increased from $40,000 to $50,000. In addition, the Compensation Committee approved a bonus for Mr. Narang in the amount of $26,080 in connection with Mr. Narang’s performance during fiscal 2007.

Each of the salary increases are effective as of March 1, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: February 26, 2008	eGAIN COMMUNICATIONS CORPORATION

	By:	/s/ Eric N. Smit
Eric N. Smit
Chief Financial Officer (Principal Financial Officer and Duly Authorized Signatory)